Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Denisse Goldbarg, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports Second-Quarter 2026 Financial Results

Company Delivered Year-Over-Year Growth in Revenue, Gross Profit and Operational EBITDA for the Fourth Consecutive Quarter

Key Print and AM&C Businesses Achieved Increases in Revenue and Operational EBITDA

ROCHESTER, N.Y., August 4, 2026 – Eastman Kodak Company (NYSE: KODK) today reported financial results for the second quarter 2026.

Second quarter 2026 highlights include:

•
Consolidated revenues of $311 million, compared with $263 million for Q2 2025, an increase of $48 million or 18 percent
o
Advanced Materials & Chemicals (AM&C) revenues were $105 million, compared with $75 million for Q2 2025, an increase of $30 million or 40 percent
o
Print revenues were $195 million, compared with $178 million for Q2 2025, an increase of $17 million or 10 percent
•
Gross profit of $82 million, compared with $51 million for Q2 2025, an increase of $31 million or 61 percent
•
Gross profit percentage of 26 percent, compared with 19 percent for Q2 2025, an increase of 7 percentage points
•
GAAP net income of $17 million, compared with GAAP net loss of $26 million for Q2 2025, an increase of $43 million
•
Operational EBITDA of $36 million, compared with $9 million for Q2 2025, an increase of $27 million
•
A quarter-end cash balance of $290 million, compared with $337 million on December 31, 2025, a decrease of $47 million primarily driven by the repayments of the Term Loans, partially offset by cash received from the redemptions of KRIP investment assets

Kodak Reports Second-Quarter 2026 Financial Results Page 2

•
Cash flow from operations improved $5 million from the prior year period

“The words that sum up our performance in the second quarter are stability and growth,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “We continued to deliver strong results for the fourth consecutive quarter, achieving significant year-over-year improvement in revenue, gross profit and Operational EBITDA. The momentum we have built is the result of consistent execution of our long-term plan, especially our investments in product development and manufacturing infrastructure and our focus on operational excellence. Looking forward, we are entering a new phase in Kodak’s transformation where we have the operational and financial leverage to focus on growth. To capitalize on that opportunity, we will continue to expand our core businesses, increase efficiency and accelerate our investments in R&D to support our growth initiatives.”

For the quarter ended June 30, 2026, revenues were $311 million, an increase of $48 million or 18 percent compared to the same period in 2025.

GAAP net income was $17 million for the quarter, compared to GAAP net loss of $26 million in 2025, an increase of $43 million primarily due to improvements in gross profit, reduction in interest expense and lower asset impairments compared to the prior period, partially offset by lower pension income. Operational EBITDA for the quarter ended June 30, 2026, was $36 million, compared to $9 million in 2025, an increase of $27 million. The increase in Operational EBITDA was driven by improved pricing and higher volume, partially offset by higher silver and aluminum prices and selling, general and administrative costs primarily related to the net change in employee benefit reserves and costs associated with corporate infrastructure.

Kodak ended the quarter with a cash balance of $290 million, a decrease of $47 million from December 31, 2025. The decrease was primarily driven by the required repayment of the Term Loans of $101 million and an increase in inventory of $37 million primarily driven by silver and aluminum commodities, partially offset by cash proceeds from redemptions of Kodak Retirement Income Plan reversion investments of $87 million.

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Kodak Reports Second-Quarter 2026 Financial Results Page 3

Revenue and Operational EBITDA by Reportable Segment Q2 2026 vs. Q2 2025

(in millions)
Q2 2026 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$195	$105	$7	$307
Operational EBITDA *	$8	$22	$6	$36

Q2 2025 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$178	$75	$6	$259
Operational EBITDA *	$(4)	$8	$5	$9

Q2 2026 vs. Q2 2025 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$17	$30	$1	$48
Operational EBITDA *	$12	$14	$1	$27

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

Foreign currency had no impact on revenues or Operational EBITDA for the three months ended June 30, 2026 compared to the three months ended June 30, 2025.

Eastman Business Park segment is not a reportable segment and is excluded from the tables above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on X @Kodak and LinkedIn.

Kodak Reports Second-Quarter 2026 Financial Results Page 4

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward–looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward–looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward–looking statements. All forward–looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results or outcomes, or timing of actual results or outcomes, to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events, results or outcomes, or their timing, to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10‑K for the year ended December 31, 2025 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10‑Q for the quarters ended March 31, 2026 and June 30, 2026, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; changes in commodity prices, tariff rates, foreign currency exchange rates and interest rates; the impact of the global economic environment, including geopolitical issues, inflationary pressures, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, medical epidemics and Kodak’s ability to effectively mitigate or recoup any associated increased costs of aluminum, silver and other raw materials, energy, labor, shipping, delays in shipment and production time and manage any associated fluctuations in demand; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through intercompany loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability to fund continued investments, capital needs and collateral requirements and service its debt and Series B Preferred Stock; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by geopolitical issues, changes in trade

Kodak Reports Second-Quarter 2026 Financial Results Page 5

policies, including tariffs or other trade restrictions or the threat of such actions, intellectual property rights, and commodity supply constraints; Kodak’s ability to effectively anticipate technology and industry trends, including related to artificial intelligence (AI), and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s continued ability to manage, defend and resolve a variety of current and legacy claims without incurring material losses or disruptions to its business and to bear the costs associated with such claims; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; and the potential impact of force majeure events, cyber‐attacks or other data security incidents or information technology (IT) outages that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results or outcomes to differ materially from the forward–looking statements. All forward–looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this second quarter 2026 financial results news release, reference is made to the following non-GAAP financial measure:

•
Operational EBITDA

Kodak believes that this non-GAAP measure represents an important internal measures of performance as used by management. Accordingly, where this is provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition and results of operations.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the consolidated earnings (loss) from continuing operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; interest expense; loss on early extinguishment of debt; other operating expense, net; and other (income) charges, net.

Kodak Reports Second-Quarter 2026 Financial Results Page 6

The following table reconciles the most directly comparable GAAP measure of Net Earnings (Loss) to Operational EBITDA for the three months ended June 30, 2026 and 2025, respectively:

(in millions)	Q2 2026	Q2 2025	$Change	% Change
Net Earnings (Loss)	$17	$(26)	$43	(165)%
All other	(1)	—	(1)
Depreciation and amortization	6	7	(1)
Restructuring costs and other	1	6	(5)
Stock based compensation	9	1	8
Consulting and other costs (1)	—	(1)	1
Idle costs (2)	2	1	1
Other operating expense, net (3)	4	—	4
Interest expense (3)	6	15	(9)
Pension income excluding service cost component (3)	(5)	(16)	11
Loss on early extinguishment of debt (3)	1	—	1
Other (income) charges, net (3)	(8)	20	(28)
Provision for income taxes (3)	4	2	2
Operational EBITDA	$36	$9	$27	300%

Footnote Explanations:

(1)
Consulting and other costs are professional services and internal costs associated with corporate strategic initiatives and litigation. Consulting and other costs included $1 million of income in the three months ended June 30, 2025, representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.
(2)
Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
(3)
As reported in the Consolidated Statement of Operations.

Kodak Reports Second-Quarter 2026 Financial Results Page 7

A.
FINANCIAL STATEMENTS

Eastman Kodak Company

Consolidated Statement of Operations (Unaudited)

	Three Months Ended
	June 30,
(in millions, except per share data)	2026	2025
Revenues
Sales	$276	$226
Services	35	37
Total revenues	311	263
Cost of revenues
Sales	206	184
Services	23	28
Total cost of revenues	229	212
Gross profit	82	51
Selling, general and administrative expenses	53	41
Research and development costs	9	9
Restructuring costs and other	1	6
Other operating expense, net	4	—
Earnings (loss) from operations before interest expense, pension income excluding service cost component, loss on early extinguishment of debt, other (income) charges, net and income taxes	15	(5)
Interest expense	6	15
Pension income excluding service cost component	(5)	(16)
Loss on early extinguishment of debt	1	—
Other (income) charges, net	(8)	20
Earnings (loss) from operations before income taxes	21	(24)
Provision for income taxes	4	2
NET EARNINGS (LOSS)	$17	$(26)

Basic net earnings (loss) per share attributable to Eastman Kodak Company common shareholders	$0.13	$(0.36)
Diluted net earnings (loss) per share attributable to Eastman Kodak Company common shareholders	$0.13	$(0.36)

Number of common shares used in basic and diluted net earnings (loss) per share
Basic	97.8	80.9
Diluted	102.8	80.9

The notes accompanying the financial statements contained in the second quarter Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports Second-Quarter 2026 Financial Results Page 8

Eastman Kodak Company

Consolidated Statement of Financial Position (Unaudited)

	June 30,	December 31,
(in millions, except per share data)	2026	2025
ASSETS
Cash and cash equivalents	$290	$337
Trade receivables, net of allowances of $7 at both periods	149	145
Inventories, net	253	218
Other current assets	74	141
Total current assets	766	841
Property, plant and equipment, net of accumulated depreciation of $507 and $499, respectively	196	191
Goodwill	12	12
Intangible assets, net	17	17
Operating lease right-of-use assets	34	37
Restricted cash	90	96
Pension and other postretirement assets	304	302
Other long-term assets	108	121
TOTAL ASSETS	$1,527	$1,617

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$108	$101
Short-term borrowings and current portion of long-term debt	2	1
Current portion of operating leases	11	11
Other current liabilities	142	155
Total current liabilities	263	268
Long-term debt, net of current portion	108	208
Pension and other postretirement liabilities	186	191
Operating leases, net of current portion	27	30
Other long-term liabilities	246	207
Total liabilities	830	904

Commitments and Contingencies (Note 9)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	74	99

EQUITY
Common stock, $0.01 par value	1	1
Additional paid in capital	1,286	1,278
Treasury stock, at cost	(29)	(26)
Accumulated deficit	(520)	(521)
Accumulated other comprehensive loss	(115)	(118)
Total shareholders’ equity	623	614
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,527	$1,617

The notes accompanying the financial statements contained in the second quarter Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports Second-Quarter 2026 Financial Results Page 9

Eastman Kodak Company

Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended
	June 30,
(in millions)	2026	2025
Cash flows from operating activities:
Net earnings (loss)	$1	$(33)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	13	14
Pension and postretirement income	(1)	(28)
Change in fair value of preferred stock embedded derivative	10	—
Change in fair value of KRIP reversion investment assets	(6)	—
Asset impairment	—	17
Paid-in-kind interest expense	—	21
Non-cash changes in workers' compensation and employee benefit reserves	(1)	1
Stock based compensation	14	3
Net gain from sale of assets	(1)	—
Loss on early extinguishment of debt	2	—
Provision for deferred income taxes	1	1
Increase in trade receivables	(6)	(3)
(Increase) decrease in miscellaneous receivables	(6)	3
Increase in inventories	(37)	(13)
Increase (decrease) in trade payables	4	(8)
Decrease in liabilities excluding borrowings and trade payables	(23)	(21)
Other items, net	11	16
Total adjustments	(26)	3
Net cash used in operating activities	(25)	(30)
Cash flows from investing activities:
Additions to properties	(11)	(24)
Proceeds from sale of preferred equity investment	2	—
Proceeds from redemption of KRIP reversion investments	87	—
Net proceeds from the sale of assets	—	5
Net cash provided by (used in) investing activities	78	(19)
Cash flows from financing activities:
Repayment of Amended and Restated Term Loan Agreement	(101)	—
Preferred stock cash dividend payments	(4)	(2)
Treasury stock purchases	(2)	(2)
Proceeds from exercise of employee stock options	1	—
Net cash used in financing activities	(106)	(4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	5
Net decrease in cash, cash equivalents and restricted cash	(54)	(48)
Cash, cash equivalents and restricted cash, beginning of period	442	301
Cash, cash equivalents and restricted cash, end of period	$388	$253

Non-cash Financing Item:
Series B preferred stock embedded derivative liability at issuance	$30	$—

The notes accompanying the financial statements contained in the second quarter Form 10-Q are an integral part of these consolidated financial statements.